As filed with the Securities and Exchange Commission on March 14, 2014

File No. 001-36181

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CareTrust REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	46-3999490
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27101 Puerta Real, Suite 450, Mission Viejo, CA	92691
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(949) 540-2000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CareTrust REIT, Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “The Spin-Off,” “Financing,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions,” “Our Relationship with Ensign Following the Spin-Off,” “U.S. Federal Income Tax Considerations” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Summary—Summary Historical and Pro Forma Condensed Combined Financial Data,” “CareTrust’s Unaudited Pro Forma Combined Financial Statements,” “Ensign’s Unaudited Pro Forma Consolidated Financial Statements,” “Selected Combined Historical Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Those sections are incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Security Ownership of Certain Beneficial Owners and Management.” Those sections are incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “The Spin-Off,” “Dividend Policy,” “Management” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

Not applicable.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “The Spin-Off” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock—Indemnification of Directors and Executive Officers.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Summary—Summary Historical and Pro Forma Condensed Combined Financial Data,” “CareTrust’s Unaudited Pro Forma Combined Financial Statements,” “Ensign’s Unaudited Pro Forma Consolidated Financial Statements,” “Selected Combined Historical Financial Data” and “Index to Financial Statements” (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the sections of the information statement entitled “CareTrust’s Unaudited Pro Forma Combined Financial Statements,” “Ensign’s Unaudited Pro Forma Consolidated Financial Statements” and “Index to Financial Statements” (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1*	Form of Separation and Distribution Agreement

3.1*	Form of Amended and Restated Articles of Incorporation of CareTrust REIT, Inc.

3.2*	Form of Amended and Restated Bylaws of CareTrust REIT, Inc.

4.1*	Specimen Stock Certificate of CareTrust REIT, Inc.

10.1*	Form of Master Lease Agreement

10.2*	Form of Transition Services Agreement

10.3*	Form of Tax Matters Agreement

10.4*	Form of Employee Matters Agreement

21.1*	List of Subsidiaries of CareTrust REIT, Inc.

99.1**	Preliminary Information Statement of CareTrust REIT, Inc., subject to completion, dated March 14, 2014

*	To be filed by amendment.

**	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CareTrust REIT, Inc.

By:	/s/ Gregory K. Stapley
	Name:	Gregory K. Stapley
	Title:	President and Chief Executive Officer

Date: March 14, 2014